Exhibit 5.3

[Letterhead of Labruna Mazziotti Segni]

Rome, December 29, 2008

Telecom Italia Capital S.A.

12, rue Eugène Ruppert

L-2453

Luxembourg

and

Telecom Italia S.p.A.

Piazza degli Affari, 2

20123 Milan

Italy

RE:	Registration Statement on Form F-3 relating to the issuance by Telecom Italia Capital S.A. of debt securities unconditionally guaranteed by Telecom Italia S.p.A.

Ladies and Gentlemen:

Introduction

1.1	We are acting as Italian legal advisors to Telecom Italia S.p.A. (the “Company”) in connection with the Registration Statement on Form F-3 (together with all amendments or supplements thereto, the “Registration Statement”) filed with the United States Securities and Exchange Commission by the Company and Telecom Italia Capital S.A. (“TI Capital”), a subsidiary of the Company, for the purpose of registering under the United States Securities Act of 1933, as amended (the “Act”), debt securities which may be issued by TI Capital (the “Debt Securities”), and the unconditional guarantee (the “Guarantees”) of the Company as to payment of principal, premium, if any, and interest thereon.

1.2	The Debt Securities and the Guarantees may be issued from time to time pursuant to the Indenture, dated as of October 6, 2004, as amended by a First Supplemental Indenture, dated as of October 6, 2004, a Second Supplemental Indenture, dated as of September 28, 2005, a Third Supplemental Indenture, dated as of July 18, 2006 and a Fourth Supplemental Indenture, dated as of June 4, 2008 (as so amended, the “Indenture”), among TI Capital, as Issuer, the Company, as Guarantor, and The Bank of New York (as successor to JPMorgan Chase Bank), as Trustee, and such other supplemental indentures as TI Capital and the Company may from time to time enter into with the applicable Trustee under the Indenture (each a “Supplemental Indenture”).

1.3	In such capacity, we have examined copies of the documents necessary for the purpose of giving this opinion (the “Documents”), set out in the schedule to this opinion attached hereto (the “Schedule”).

1.4	Unless otherwise defined herein, capitalized terms shall have the same meaning respectively ascribed to them under the relevant documents executed in connection with the above-referenced matter.

Assumptions

2.1	In giving this opinion, we have assumed that:

2.1.1	all documents submitted to us as copy or specimen documents are conformed to their originals;

2.1.2	all relevant documents, including the Indenture, have been validly authorised, executed and delivered by all of the parties thereto other than the Company, and the obligations set out therein by the respective parties thereto do not violate, contravene, conflict with, or result in any breach of, the laws (including the applicable public policy requirements) of any jurisdiction other than Italy;

2.1.3	the signatures on the originals of all documents submitted to us are genuine;

2.1.4	all documents submitted to us are true and complete as of the date of this opinion and still in full force and effect and have not been amended, modified, revoked or replaced as at the date of this opinion;

2.1.5	all warranties and representations of the Company contained in the Indenture (disregarding warranties and representations as to matters of Italian law explicitly being opined on herein) were true and accurate when made and will remain true and accurate with regard to the facts stated therein;

2.1.6	all opinions and intentions expressed in the Registration Statement are honestly held and all statements contained therein (other than statements regarding the laws of Italy) were true and accurate when made and remain true and accurate;

2.1.7	a warranty by the Company that it is not aware, or has no notice, of any act, matter, thing or circumstance means that the same does not exist or has not occurred;

2.1.8	each company which is a party to the Indenture (other than the Company) is duly incorporated and validly existing under the laws of the relevant jurisdiction and is fully qualified and empowered to own its assets and carry on business in each jurisdiction in which it owns assets or carries on business;

2.1.9	the obligations of each party to the Indenture (other than the Company) are valid obligations, binding on it under the applicable laws (other than Italian law) and enforceable in the applicable jurisdictions (other than the jurisdiction of the Italian courts);

2.1.10	there are the absence of fraud and the presence of good faith on the part of all the parties to the Indenture and their respective officers, employees, agents and advisers;

2.1.11	there has not been any amendment to the By-laws of the Company referred to in the Schedule;

2.1.12	the resolution of the Board of Directors of the Company referred to in the Schedule was duly passed and has not been revoked, superseded or amended, in full or in part, and is still in force as of the date hereof;

2.1.13	the elements of the Guarantees are such that the closest connection, for the purpose of Article 7 of the Rome Convention of June 19, 1980 as applicable in Italy pursuant to Article 57 of Law no. 218 of May 31, 1995 (the “Law no. 218/1995”), is with the laws of the State of New York and there are no elements unknown to us which would render the Guarantees closer to a jurisdiction other than the State of New York;

2.1.14	the irrevocable submission of the Company to the non-exclusive jurisdiction of a New York court and the waiver by the Company of any objection to the venue of a New York court are legal, valid and binding on it under the laws applicable to the Indenture (other than Italian law);

2.1.15	the content of the certificate issued by the Register of Enterprises at the Chamber of Commerce of Milan on December 29, 2008 referred to in the Schedule is true and correct as of the date hereof;

2.1.16	no offer whatsoever of the Debt Securities will take place in the Republic of Italy; and

2.1.17	there are no facts, documents, circumstances or matters which may be material to the opinions set out herein and which have not been disclosed to us, notwithstanding our reasonable inquiry.

2.2	We have also assumed that:

2.2.1	the definitive terms of any Guarantees issued pursuant to a supplement to the prospectus included with the Registration Statement (the “Prospectus Supplement”) will have been established in accordance with the authorizing resolutions of the Board of Directors of the Company;

2.2.2	the Registration Statement, and any amendments thereto, will have become effective under the Act;

2.2.3	a Prospectus Supplement will have been filed with the United States Securities and Exchange Commission describing the Debt Securities and the Guarantees offered thereby; and

2.2.4	all Debt Securities and the related Guarantees will be issued in compliance with applicable United States federal and state securities laws.

2.3	We have further assumed that:

2.3.1	any Supplemental Indentures with respect to the Guarantees and any Debt Securities on which the Guarantees will be endorsed will have been executed and delivered by the Company, TI Capital and the applicable Trustee, and shall have been qualified under the Trust Indenture Act of 1939, as amended; and

2.3.2	such Guarantees will be executed, delivered and endorsed on the applicable Debt Securities, and such Debt Securities shall have been executed, authenticated and delivered, in each case as provided in the Indenture and any Supplemental Indentures with respect thereto.

2.4	We express no opinion as to any laws other than the laws of Italy and we have assumed that none of the opinions expressed below will be affected by the laws of any jurisdiction other than Italy. In particular, we have made no independent investigation of the laws of the State of New York and of the Grand Duchy of Luxembourg as a basis for the opinion stated herein and do not express or imply any opinion on such laws.

Opinion

3.1	Based upon and subject to the above, we are of the opinion that:

3.1.1	The Company is a company duly incorporated and validly existing under the laws of the Republic of Italy as a joint stock company (Società per Azioni, or, in abbreviated form, S.p.A.) for a period expiring on December 31, 2100 and is capable of suing and being sued in its own name under the laws of the Republic of Italy.

3.1.2	The Company has the necessary corporate power to enter into and perform its obligations under the Indenture and any Supplemental Indentures, and to issue the Guarantees.

3.1.3	Any Guarantees when issued will constitute legal, valid and binding obligations of the Company in accordance with their terms and will be entitled to the benefits provided by the Indenture and the applicable Supplemental Indentures.

Qualifications

4.1	It should be understood that (i) the opinions expressed in paragraphs 3.1.1 and 3.1.2, above are based upon our examination of the Documents listed in points 1) to 4) of the Schedule, as applicable, and (ii) we have not been responsible for investigating or verifying the accuracy of the facts, statements of foreign law, in particular of the laws of the State of New York and Luxembourg, or the reasonableness of any statements of opinion, contained in any of the Documents, or that no material facts have been omitted from them and express no opinion with respect thereto.

4.2	The opinion referred to under paragraph 3.1.3 above is based upon our examination of the Indenture, with respect to the terms of the Guarantees as described thereto, provided that the Designated Securities will be duly issued and authenticated in accordance with the terms of the Indenture and delivered pursuant to the underwriting agreement and the pricing agreement with respect to such Designated Securities.

4.3	This opinion is subject to the qualification that enforcement may be limited by (a) bankruptcy, insolvency, liquidation, reorganization and mandatory provisions of Italian law relating to or affecting the rights of creditors in general, and (b) rights of acceleration, if any, and the availability of equitable remedies under applicable laws.

4.4	It should be noted that an Italian court may refuse to apply the laws of another jurisdiction if it is deemed to be contrary to public policy (ordine pubblico) or if submission to a foreign law is deemed to have been made with the aim of avoiding mandatory provisions of Italian law.

4.5	It should be noted that any waiver to Italian jurisdiction must comply with Article 4 of Law No. 218/1995, provided that as of the date hereof no further formalities or procedures thereunder, other than the due execution of the waiver, are required to be complied with. It should also be noted that the existence of a non-exclusive jurisdiction clause in the Guarantees does not prevent the parties thereof to bring a legal action before the Italian courts, if the relevant jurisdiction exists under applicable provisions of Italian law.

4.6	It should be noted that, pursuant to certain conventions concerning jurisdiction and/or recognition and enforcement of foreign judgements to which Italy is a party, the taking of proceedings against the Company with respect to any subject matter arising from the Guarantees in one jurisdiction may limit the right to take proceedings with respect to the same subject matter in another jurisdiction. In addition, as to the service of process regime, the Republic of Italy is a party to the Hague Convention of November 15, 1965.

4.7	Any provision contained in the Guarantees purporting to require a party to indemnify another against the damages suffered by the latter as a result of a default of the former is subject to (i) Article 1223 of the Italian Civil Code, providing that damages payable as a result of a breach of contract are constituted by two elements: (a) actual loss (danno emergente) and (b) loss of profit (lucro cessante) (in both cases only in so far as they are an immediate and direct consequence of the breach), and (ii) Article 1225 of the Italian Civil Code, providing that, except in the case of a breach of contract caused by wilful misconduct (dolo), the liability of a party is limited to those damages which were foreseeable at the time the contract was entered into. Furthermore, according to Article 1229 of the Italian Civil Code, clauses providing for limitation of liability in case of wilful misconduct or gross negligence are not enforceable under Italian law.

4.8	Any provision contained in the Guarantees purporting to require a party to indemnify another person against the costs or expenses of proceedings in Italian courts is subject to the discretion of the court to decide whether and to what extent a party to such proceedings should be awarded the costs or expenses incurred by it in connection therewith.

4.9	Where any party to the Guarantees is vested with discretion or may determine a matter in its opinion, Italian law may require that such discretion is exercised reasonably or that such opinion is based on reasonable grounds, and such law may as a matter of public policy be applied by the Italian courts notwithstanding that the law governing the Guarantees is stated to be the law of the State of New York.

4.10	Any provision of the Guarantees providing that any calculation or certification will be conclusive and binding will not be effective if such calculation or certificate is fraudulently made or given and will not necessarily prevent judicial enquiry by the Italian courts in to the merits of any claim by any party thereto.

4.11	Enforcement of rights provided for in the Guarantees may be limited by prescription or by lapse of time or may become subject to defences of set-off (save where specifically excluded) or counterclaim or may be invalidated by reasons of fraud.

4.12	We express no opinion as to whether any specific performance remedy, injunctive relief or precautionary measures would be available in respect of any breach by the Company of its obligations under the Guarantees, as such grants are subject to the discretion of the court.

4.13	We express no opinion as to any party to the Indenture and the Guarantees other than the Company.

4.14	We express no opinion for tax matters.

Reliance

5.1	This opinion is given on the basis that there will be no amendment to or termination or replacement of the Documents and on the basis of the laws of Italy in force as at the date of this opinion. This opinion is also given on the basis that we undertake no responsibility to notify any addressee of this opinion of any change in the laws of Italy after the date of this opinion.

5.2	This opinion speaks as of its date. This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

5.3	Any issue of liability connected with our rendering this opinion shall be solely subject to the substantive laws of Italy regardless of any reference to the laws of another jurisdiction pursuant to any applicable rule governing conflicts of laws.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Validity of Debt Securities and Guarantees” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the United States Securities and Exchange Commission thereunder.

Yours faithfully

/s/ Labruna Mazziotti Segni
Labruna Mazziotti Segni

SCHEDULE

1.	Copy of the By-laws of Telecom Italia S.p.A., as amended on July 16, 2008.

2.	Copy of the Officer’s Certificate issued on December 9, 2008 by Mr Antonino Cusimano, in his capacity as Secretary to the Board of Directors of Telecom Italia S.p.A., attesting the contents of the resolutions, relating to the Guarantees, adopted by the Board of Directors’ meeting of Telecom Italia S.p.A. on November 7, 2008.

3.	A certificate relating to Telecom Italia S.p.A., issued by the Register of Enterprises at the Chamber of Commerce of Milan, dated December 29, 2008.

4.	The Indenture dated as of October 6, 2004 as amended by a First Supplemental Indenture, dated as of October 6, 2004, a Second Supplemental Indenture dated as of September 28, 2005, a Third Supplemental Indenture dated as of July 18, 2006 and a Fourth Supplemental Indenture dated as of June 4, 2008 between Telecom Italia Capital S.A., as Issuer, Telecom Italia S.p.A., as Guarantor, and The Bank of New York (as successor to JPMorgan Chase Bank), as Trustee.